Exhibit 99.1

F45 Secures New Financing to Strengthen Financial Position and Drive Business Forward

$90 Million Debt Facility Provided by Consortium of Existing Investors, Led by Kennedy Lewis

Gene Davis Appointed Chairman of the Board, Which Has Been Refreshed with Addition of Four Experienced Independent Directors

Bob Madore, Seasoned Finance Executive, Named as Interim CFO

AUSTIN, TX, February 15, 2023 – F45 Training Holdings Inc. (NYSE: FXLV) (“F45” or the “Company”) today announced the closing of a new $90 million subordinated debt facility provided by a consortium of existing investors, led by affiliates of Kennedy Lewis Management LP (the “New Facility”). This financing will improve the Company’s balance sheet and enhance liquidity as the strengthened Board and leadership team drive the business forward and position F45 for long-term sustainable growth.

“The financing transaction, combined with our recently implemented operational realignment and cost reduction initiative, enable us to increase the support we provide our valued franchisee network and continue to deliver on our mission of offering the world’s best workout,” said Ben Coates, F45’s Interim Chief Executive Officer. “We are glad to have secured this significant financing from investors who share our vision.”

Darren Richman, Co-Founder, Co-Portfolio Manager, and Co-Managing Partner of Kennedy Lewis, added, “We’re pleased to deepen our partnership with F45, an innovator with a differentiated brand that is uniquely positioned to capitalize on the growing trend of consumers prioritizing health and fitness in their daily lives. As long-time investors in F45, we have a deep understanding of, and continued confidence in, the business and the opportunity ahead for F45 as a disruptor in the fitness space.”

Refreshing Company’s Board of Directors and Strengthening Leadership Team

In connection with the closing of the transaction, current Board member Gene Davis – who has more than four decades of strategic planning, business transformation, and governance expertise – was appointed Chairman, and four new independent directors were appointed to the Board: Timothy Bernlohr, Lisa Gavales, Steven Scheiwe, and Ray Wallander. These new directors, who together bring a wealth of management and consumer sector experience, replace Angelo Demasi, Vanessa Douglas, and Lee Wallace, who each resigned at closing. Remaining on the Board with Mr. Davis are Ben Coates, Adam Gilchrist, Elizabeth Josefsberg, and Michael Raymond, as well as F45 investor, enthusiast, and brand ambassador Mark Wahlberg.

The Company has named Bob Madore as Interim Chief Financial Officer. Mr. Madore is a seasoned executive with more than 30 years of management experience and a proven track record of growing brands in global markets, as well as leading and scaling financial operations while strengthening business performance to deliver profitable growth. Prior to joining F45, he served as CFO of Ralph Lauren, American Eagle Outfitters and, most recently, The Cronos Group.

Board Chairman Gene Davis said, “With the Company on stronger financial footing, I look forward to working with my fellow Board members and the leadership team, including Bob, to refine F45’s go-forward business strategy to deliver sustainable growth, enhance opportunities for our franchisees and team, and drive long-term value for shareholders.”

Biographies can be found on the Board of Directors and Executive Management pages of the Company’s website.

Transaction Details

The New Facility has a five-and-a-half-year term, with interest to be paid in kind. Net proceeds will be used for, among other things, general corporate purposes and a partial paydown of the Company’s existing Senior Secured Revolving Credit Facility with JP Morgan Chase Bank, N.A. (the “JPM Facility”). Concurrent with the closing of the New Facility and the partial paydown, the Company amended the JPM Facility to be structured as a $70 million senior secured facility with a two-year term, comprising a $68 million term loan and a $2 million revolving credit facility. Additional detail regarding the New Facility and JPM Facility is included in the transaction documents that are exhibits to the Company’s Form 8-K, which will be filed with the SEC today.

Gibson, Dunn & Crutcher LLP served as legal counsel to F45 on the transaction. Jefferies LLC acted as financial advisor and Akin Gump Strauss Hauer & Feld LLP served as legal counsel to Kennedy Lewis.

Strategic Alternatives Update

As an update to the previously announced formation of a Special Committee to review and evaluate the unsolicited proposal F45 received from Kennedy Lewis and other strategic alternatives, the Special Committee paused its review and evaluation as the Board focused on securing this financing to address F45’s liquidity needs.

The Company has not received anything further from Kennedy Lewis with respect to its prior proposal or a revised proposal. In the event Kennedy Lewis engages with the Company on its proposal, including any revision thereof, the Board will consider such proposal at the appropriate time and will act in the best interests of the Company and its shareholders in accordance with its fiduciary duties.

The Company does not undertake any obligation to provide any updates with respect to a review of strategic alternatives or any other transaction, except as required under applicable law.

About F45

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies including a fitness programming algorithm and a digitally-enabled delivery platform that leverages a rich content database of thousands of unique functional training movements to offer new workouts each day and provide a standardized experience across F45’s global franchise. For more information, please visit www.f45training.com.

About Kennedy Lewis

Kennedy Lewis is an investment manager founded in 2017 by David K. Chene and Darren L. Richman with approximately $11 billion under management across private funds and CLOs. Kennedy Lewis’ private funds primarily focus on middle-market companies facing disruption, whether it be cyclical, secular or regulatory related. The firm also partners with high-growth companies that are causing disruption, providing structured capital solutions to fit their needs. For more information, please visit www.klimllc.com.

Forward-Looking Statements

Statements in this press release that refer to F45’s future plans and expectations are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, financial outlook, business plans, and future macroeconomic conditions also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Annual Report on Form 10-K and other SEC filings.

Media Contact

Kekst CNC

Sherri L. Toub / Anntal Silver / Daniel Hoadley

F45MediaInquiries@kekstcnc.com

Investor Contact

ICR, Inc.

Bruce Williams

F45IR@icrinc.com

(332) 242-4303

Source: F45 Training Holdings Inc.

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